SERIES 2004-1


                     TRANSITION PROPERTY SERVICING AGREEMENT


                                     BETWEEN


                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC


                                     ISSUER


                                       AND


                          TXU ELECTRIC DELIVERY COMPANY


                                    SERVICER


                            DATED AS OF JUNE 7, 2004

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I             DEFINITIONS..............................................2
     SECTION 1.01.    Definitions..............................................2
     SECTION 1.02.    Other Definitional Provisions............................3

ARTICLE II            APPOINTMENT AND AUTHORIZATION............................4
     SECTION 2.01.    Appointment of Servicer; Acceptance of Appointment.......4
     SECTION 2.02.    Authorization............................................4
     SECTION 2.03.    Dominion and Control Over the Series 2004-1
                           Transition Property.................................4

ARTICLE III           ROLE OF SERVICER.........................................4
     SECTION 3.01.    Duties of Servicer.......................................4
     SECTION 3.02.    Servicing and Maintenance Standards......................6
     SECTION 3.03.    Certificate of Compliance................................7
     SECTION 3.04.    Annual Report by Independent Public Accountants..........7
     SECTION 3.05.    Monitoring of Third-Party Collectors.....................8

ARTICLE IV            SERVICES RELATED TO TRUE-UP ADJUSTMENTS.................10
     SECTION 4.01.    True-Up Adjustments.....................................11
     SECTION 4.02.    Limitation of Liability.................................13

ARTICLE V             THE SERIES 2004-1 TRANSITION PROPERTY...................14
     SECTION 5.01.    Custody of the Series 2004-1 Transition
                           Property Records...................................14
     SECTION 5.02.    Duties of Servicer as Custodian.........................14
     SECTION 5.03.    Instructions; Authority to Act..........................16
     SECTION 5.04.    Custodian's Indemnification.............................16
     SECTION 5.05.    Effective Period and Termination........................16

ARTICLE VI            THE SERVICER............................................16
     SECTION 6.01.    Representations and Warranties of Servicer..............16
     SECTION 6.02.    Indemnities of Servicer; Release of Claims..............18
     SECTION 6.03.    Binding Effect of Servicing Obligations.................20
     SECTION 6.04.    Limitation on Liability of Servicer and Others..........21
     SECTION 6.05.    TXU Electric Not to Resign as Servicer..................21
     SECTION 6.06.    Servicing Compensation..................................22
     SECTION 6.07.    Compliance with Applicable Law..........................23
     SECTION 6.08.    Access to Certain Records and Information
                           Regarding the Series 2004-1 Transition
                           Property...........................................23
     SECTION 6.09.    Appointments............................................23
     SECTION 6.10.    No Servicer Advances....................................23
     SECTION 6.11.    Remittances.............................................23
     SECTION 6.12.    Maintenance of Operations...............................25
     SECTION 6.13.    Covenants of Servicer...................................25

ARTICLE VII           DEFAULT.................................................25
     SECTION 7.01.    Servicer Default........................................25
     SECTION 7.02.    Appointment of Successor................................27
     SECTION 7.03.    Waiver of Past Defaults.................................28
     SECTION 7.04.    Notice of Servicer Default..............................28
     SECTION 7.05.    Cooperation with Successor..............................28

ARTICLE VIII          MISCELLANEOUS PROVISIONS................................28
     SECTION 8.01.    Amendment...............................................28
     SECTION 8.02.    PUCT Condition..........................................29
     SECTION 8.03.    Maintenance of Accounts and Records.....................30
     SECTION 8.04.    Notices.................................................30
     SECTION 8.05.    Assignment..............................................32
     SECTION 8.06.    Limitations on Rights of Others.........................32
     SECTION 8.07.    Severability............................................32
     SECTION 8.08.    Separate Counterparts...................................32
     SECTION 8.09.    Headings................................................32
     SECTION 8.10.    GOVERNING LAW...........................................32
     SECTION 8.11.    Assignment to Indenture Trustee.........................33
     SECTION 8.12.    Nonpetition Covenants...................................33
     SECTION 8.13.    Limitation of Liability.................................33

EXHIBITS AND SCHEDULES

Exhibit A                  Form of Monthly Servicer's Certificate
Exhibit B                  Form of Certificate of Compliance
Exhibit C                  Form of Servicer Certificate
Schedule 4.01(a)           Expected Amortization Schedule

ANNEXES

Annex I Servicing Procedures

     This SERIES 2004-1 TRANSITION PROPERTY SERVICING AGREEMENT (this "Agreement"), dated as of June 7, 2004, is between TXU Electric Delivery Transition Bond Company LLC (formerly Oncor Electric Delivery Transition Bond Company LLC), a Delaware limited liability company (the "Issuer"), and TXU Electric Delivery Company (formerly Oncor Electric Delivery Company), a Texas corporation, as Servicer (the "Servicer" or "TXU Electric").

                                    RECITALS

     WHEREAS, pursuant to the Securitization Law and the Financing Order, the Seller and the Issuer are concurrently entering into the Series 2004-1 Transition Property Purchase and Sale Agreement dated as of the date hereof (the "Sale Agreement") pursuant to which the Seller is selling and the Issuer is purchasing certain Transition Property (the "Series 2004-1 Transition Property") created pursuant to the Securitization Law and the Financing Order.

     WHEREAS, in connection with its ownership of the Series 2004-1 Transition Property and in order to collect the Transition Charges associated with the Series 2004-1 Transition Property (the "Series 2004-1 Transition Charges"), the Issuer desires to engage the Servicer to carry out the functions described herein. In addition, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the PUCT whenever such adjustments are required. The Servicer desires to perform all of these activities on behalf of the Issuer.

     WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect applicable Transition Charges for the benefit and account of the Issuer, to make periodic True-Up Adjustments of Transition Charges required or allowed by the Financing Order, and to account for and remit the applicable Transition Charges to or for the account of the Issuer in accordance with the remittance procedures contained in the servicing agreement without any charge, deduction or surcharge of any kind (other than the servicing fee specified in the servicing agreement).

     WHEREAS, the Financing Order provides that the obligations of the Servicer under the servicing agreement and the circumstances under which an alternate Servicer may be appointed will be more fully described in the servicing agreement.

     WHEREAS, the Financing Order provides that the PUCT will enforce the obligations imposed by the Financing Order, including obligations imposed under this Agreement pursuant to the Financing Order.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Definitions.

         (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Appendix A to the Indenture dated as of August 21, 2003 between the Issuer and The Bank of New York, as the Indenture Trustee, as supplemented by the Series 2003-1 Supplement thereto and by the Series 2004-1 Supplement thereto, and as the same may be further amended, supplemented or otherwise modified from time to time (the "Indenture").

         (b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

"Actual Series 2004-1 TC Collections" means for any Reconciliation Period, the Actual TC Collections with respect to the Series 2004-1 Transition Property.

"Intercreditor Agreement" means the Intercreditor Agreement by and among TXU Receivables Company, TXU Energy Retail Company LP, TXU Business Services Company, the Servicer, in its capacities as Servicer and Originator and in its individual capacity, the Issuer, the Indenture Trustee and the other parties named therein dated as of August 21, 2003.

"Losses" means any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever.

"Retirement of the Series 2004-1 Bonds" means the day on which the final distribution is made by the Indenture Trustee in respect of the last Series 2004-1 Bond and all Series 2004-1 Bonds have been discharged pursuant to the Indenture.

"Series 2003-1 Bonds" means the Series 2003-1 Transition Bonds issued under the Series 2003-1 Supplement.

"Series 2003-1 Supplement" means the Series 2003-1 Supplement to the Indenture dated as of August 21, 2003.

"Series 2004-1 Bonds" means the Series 2004-1 Transition Bonds issued under the Series 2004-1 Supplement.

"Series 2004-1 Collection Account" means the Collection Account established with respect to the Series 2004-1 Bonds by the Series 2004-1 Supplement.

"Series 2004-1 General Subaccount" means the General Subaccount established with respect to the Series 2004-1 Bonds by the Series 2004-1 Supplement.

"Series 2004-1 Holder" or "Series 2004-1 Bondholder" means a Person in whose name a Series 2004-1 Bond is registered on the Securities Register.

"Series 2004-1 Payment Date" means the dates specified in the Series 2004-1 Supplement, provided that if any such date is not a Business Day, the Series 2004-1 Payment Date shall be the Business Day immediately succeeding such date.

"Series 2004-1 Periodic Billing Requirement" means for any Calculation Period, the Periodic Billing Requirement applicable to the Series 2004-1 Transition Charge.

"Series 2004-1 Periodic Payment Requirement" means for any Calculation Period, the Periodic Payment Requirement applicable to the Series 2004-1 Bonds.

"Series 2004-1 Projected Unrecovered Balance" means, as of any Series 2004-1 Payment Date, the Projected Unrecovered Balance of the Series 2004-1 Bonds.

"Series 2004-1 Reserve Subaccount" means the Reserve Subaccount established with respect to the Series 2004-1 Bonds by the Series 2004-1 Supplement.

"Series 2004-1 Servicing Fee" means the annual fee described in Section 6.06 of this Agreement.

"Series 2004-1 Supplement" means the Series 2004-1 Supplement to the Indenture dated June 7, 2004.

"Series 2004-1 Unrecovered Balance" means as of any Series 2004-1 Payment Date, the Unrecovered Balance of the Series 2004-1 Bonds.

     SECTION 1.02. Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

         (d) Non-capitalized terms used herein which are defined in the Utilities Code shall, as the context requires, have the meanings assigned to such terms in the Utilities Code, but without giving effect to amendments to the Utilities Code after the date hereof that have a material adverse effect on the Issuer or the Series 2004-1 Holders.

                                   ARTICLE II

                          APPOINTMENT AND AUTHORIZATION

     SECTION 2.01. Appointment of Servicer; Acceptance of Appointment. Subject to Section 6.05 and Article VII, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

     SECTION 2.02. Authorization. With respect to all or any portion of the Series 2004-1 Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the PUCT. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer's possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer's written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

     SECTION 2.03. Dominion and Control Over the Series 2004-1 Transition Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Series 2004-1 Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Series 2004-1 Transition Property and the Transition Property Records with respect to the Series 2004-1 Transition Property (the "Series 2004-1 Transition Property Records"). The Servicer shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer or the Indenture Trustee in any Series 2004-1 Transition Property, in each case unless such action is required by applicable law or court or regulatory order.

                                  ARTICLE III

                                ROLE OF SERVICER

     SECTION 3.01. Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

         (a) Duties of Servicer Generally. The Servicer's duties in general shall include management, servicing and administration of the Series 2004-1 Transition Property; obtaining meter reads, calculating usage (including demand and including any such usage by Customers served by a REP), billing, collections and posting of all payments in respect of the Series 2004-1 Transition Property; responding to inquiries by Customers, Third-Party Collectors, REPs and the PUCT or any other Governmental Authority with respect to the Series 2004-1 Transition Property and the Series 2004-1 Transition Charges; delivering Bills to Customers and Third-Party Collectors, accounting for receipt of the Series 2004-1 Transition Charges, investigating and handling delinquencies, processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the PUCT and taking such other action as may be necessary to perfect the Issuer's ownership interests in and the Indenture Trustee's lien on the Series 2004-1 Transition Property; making all filings and taking such other action as may be necessary to perfect the Indenture Trustee's lien on and security interest in all Collateral associated with the Series 2004-1 Transition Property (the "Series 2004-1 Collateral"); selling, as the agent for the Issuer, as its interests may appear, defaulted or written-off accounts in accordance with the Servicer's usual and customary practices; and taking all necessary action in connection with True-Up Adjustments as set forth herein. Certain of the duties set forth above may be performed by REPs or other Third-Party Collectors pursuant to PUCT Regulations and REP Service Agreements, if any. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any PUCT Regulations as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term "usage" when used herein refers to both kilowatt hour consumption and kilowatt demand.

         (b) Reporting Functions.

              (i) Monthly Servicer's Certificate. On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately preceding Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a "Monthly Servicer's Certificate") setting forth certain information relating to the TC Payments associated with the Series 2004-1 Transition Property (the "Series 2004-1 TC Payments") received by the Servicer during the Collection Period immediately preceding such date; provided, however, that for any month in which the Servicer is required to deliver a Servicer's Certificate pursuant to Section 4.01(c)(ii) hereof, the Servicer shall prepare and deliver the Monthly Servicer's Certificate no later than the date of delivery of such Servicer's Certificate.

              (ii) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirements of Law or PUCT Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

              (iii) Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Series 2004-1 Transition Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the Series 2004-1 Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Series 2004-1 Transition Charges applicable to each TC Customer Class.

              (iv) Preparation of Reports. The Servicer shall prepare any reports required to be filed with the SEC by the Issuer under the Federal securities laws and any reports required to be filed by the Issuer in accordance with the Basic Documents, including a copy of each Servicer's Certificate described in Section 4.01(c)(ii), the annual Certificate of Compliance described in Section 3.03, and the Annual Accountant's Report described in Section 3.04.

         (c) Opinions of Counsel. The Servicer shall deliver to the Issuer and the Indenture Trustee:

              (i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel either
(A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCT and the Texas Secretary of State, that are necessary to perfect the interests of the Indenture Trustee in the Series 2004-1 Transition Property have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

              (ii) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the date hereof, an Opinion of Counsel from external counsel, dated as of a date during such 90-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCT and the Texas Secretary of State, have been executed and filed that are necessary to maintain the perfection of the interest of the Indenture Trustee in the Series 2004-1 Transition Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to maintain the perfection of such interest.

     SECTION 3.02. Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Series 2004-1 Transition Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable PUCT Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the electric distribution industry in Texas in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights of the Issuer and the Indenture Trustee in respect of, the Series 2004-1 Transition Property and to bill and collect the Series 2004-1 Transition Charges; (d) calculate the Series 2004-1 Transition Charges and allocate those Transition Charges among Customers in compliance with the Securitization Law, the Financing Order, and any applicable Tariff; (e) comply with all Requirements of Law including all applicable PUCT Regulations and guidelines, applicable to and binding on it relating to the Series 2004-1 Transition Property; (f) file all PUCT notices described in the Securitization Law and file and maintain the effectiveness of financing statements with respect to the property transferred from time to time under the Sale Agreement; and (g) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Series 2004-1 Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Series 2004-1 Transition Property, which, in the Servicer's judgment, may include the taking of legal action, at the Issuer's expense but subject to the priority of payment set forth in Section 8.02(e) of the Indenture.

     SECTION 3.03. Certificate of Compliance. The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies on or before June 30 of each year, commencing June 30, 2005 to and including the June 30 succeeding the Retirement of the Series 2004-1 Bonds, an Officer's Certificate substantially in the form of Exhibit B hereto (a "Certificate of Compliance"), stating that: (i) a review of the activities of the Servicer during the twelve months ended the preceding December 31 (or, in the case of the first Certificate of Compliance to be delivered on or before June 30, 2005, the period of time from the date of this Agreement until December 31, 2004) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under this Agreement throughout such twelve months (or, in the case of the Certificate of Compliance to be delivered on or before June 30, 2005, the period of time from the date of this Agreement until December 31, 2004), or, if there has been a Servicer Default hereunder or an event which with the giving of notice, the lapse of time, or both, would become a Servicer Default hereunder, specifying each such default or event known to such officer and the nature and status thereof.

     SECTION 3.04. Annual Report by Independent Public Accountants. (a) The Servicer, at its own expense in partial consideration of the Series 2004-1 Servicing Fee paid to it, shall cause a firm of independent certified public accountants (which may provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, for the information and use of the Issuer, the Indenture Trustee and the Rating Agencies on or before June 30 of each year, beginning June 30, 2005 to and including the June 30 succeeding the Retirement of the Series 2004-1 Bonds, to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer's compliance with its obligations under this Agreement during the preceding twelve months ended December 31 (or, in the case of the first Annual Accountant's Report to be delivered on or before June 30, 2005, the period of time from the date of this Agreement until December 31, 2004), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

         (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 3.05. Monitoring of Third-Party Collectors. From time to time, until the Retirement of the Series 2004-1 Bonds, the Servicer shall, in accordance with the Servicing Standard, take all actions with respect to Third-Party Collectors required to be taken by the Servicer as set forth in the Tariffs and any applicable PUCT Regulations in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with Series 2004-1 Transition Charges are properly enforced in accordance with the terms and provisions of the Tariffs and any applicable PUCT Regulations in effect from time to time. Such procedures and policies shall include the following:

         (a) Maintenance of Records and Information. In addition to any actions required by the Tariffs, PUCT Regulations or other applicable law, the Servicer shall:

              (i) maintain adequate records for promptly identifying and contacting each Third-Party Collector;

              (ii) maintain records of end-user Customers which are billed by Third-Party Collectors to the extent information is reasonably obtainable to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;

              (iii) maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to Series 2004-1 Transition Charges, including to the extent information is reasonably obtainable compliance by all Applicable REPs with all REP Credit Requirements, REP Deposit Requirements and REP Remittance Requirements; and

              (iv) provide to Third-Party Collectors such information necessary for such Third-Party Collectors to confirm the Servicer's calculation of the Series 2004-1 Transition Charges and remittances, including, if applicable, charge-off amounts.

     The Servicer shall update the records described above at least quarterly.

         (b) Credit and Collection Policies. The Servicer shall, to the fullest extent permitted under the Financing Order, impose such terms with respect to credit and collection policies applicable to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the Bonds of any Series from being downgraded, withdrawn or suspended. The Servicer shall use its best efforts, in accordance with and to the extent permitted by the Utilities Code, applicable PUCT Regulations and the terms of the Financing Order, include and impose the above-described terms in all tariffs filed under the Utilities Code which would allow Third-Party Collectors or other utilities to issue single bills which include Series 2004-1 Transition Charges to Customers. The Servicer shall periodically review the need for modified or additional terms based upon, among other things, the relative amount of Series 2004-1 TC Payments received through Third-Party Collectors relative to the Series 2004-1 Periodic Billing Requirement.

         (c) Monitoring of Performance and Payment by Third-Party Collectors. In addition to any actions required by the Tariffs, PUCT Regulations or other applicable law, the Servicer shall undertake to do the following:

              (i) The Servicer shall require each Third-Party Collector to pay all Series 2004-1 Transition Charges (less any applicable charge-off allowances) billed to such Third-Party Collector in accordance with the provisions of the Tariff and PUCT Regulations (whether or not such Series 2004-1 Transition Charges are disputed). The Servicer shall monitor compliance by each REP with all REP Credit Requirements, REP Deposit Requirements and REP Remittance Requirements and take prompt action to enforce such requirements.

              (ii) The Servicer shall, consistent with its customary billing practices, bill each Third-Party Collector who provides consolidated billing to Customers for all Series 2004-1 Transition Charges owed by such Customers no less frequently than the billing cycle otherwise applicable to such Customers.

              (iii) The Servicer shall work with Third-Party Collectors to resolve any disputes using the dispute resolution procedures established in the Tariff and any PUCT Regulations, in accordance with the Servicing Standard.

         (d) Enforcement of Third-Party Collector Obligations. The Servicer shall, in accordance with the terms of the Tariff, demand that each Third-Party Collector remit all Series 2004-1 TC Payments which it is obligated to remit to the Servicer. In the event of any default by any Third-Party Collector, the Servicer shall enforce all rights set forth in, and take all other steps permitted by, the Tariff and any PUCT Regulations that it determines, in accordance with the Servicing Standard, are reasonably necessary to ensure the prompt payment of Series 2004-1 TC Payments by such Third-Party Collector and to preserve the rights of the Holders with respect thereto, including, where appropriate and in accordance with applicable REP standards in the Financing Order, terminating the right of any Third-Party Collector to bill and collect Series 2004-1 Transition Charges or petitioning the PUCT to impose such other remedies or penalties as may be available under the circumstances. Any agreement entered into between the Servicer and a defaulted REP shall be limited to the terms of this Agreement and shall satisfy the Rating Agency Condition. In the event the Servicer has actual knowledge that a Third-Party Collector is in default, caused by, among other things, the downgrade by the Rating Agencies of any party providing credit support for such Third-Party Collector, the Servicer shall promptly notify the Indenture Trustee of such default and, shall, if applicable, in accordance with prevailing REP standards in the Financing Order, instruct the Indenture Trustee in writing to either:

              (i) withdraw from such REP's REP Deposit subaccount and deposit into the Series 2004-1 Collection Account the lesser of (x) the amount of cash collateral on deposit in such REP Deposit subaccount at such time and (y) the amount of any Series 2004-1 Transition Charges then due and payable by such REP; or

              (ii) make demand under any letter of credit, guarantee or other credit support which may be drawn on at such time and deposit such proceeds into the applicable REP Deposit subaccount for forwarding to the Series 2004-1 Collection Account as described in clause (i) above.

In accordance with the Indenture and subject to prevailing REP standards in the Financing Order, the Indenture Trustee shall, within two Business Days of receipt of such notice, withdraw such funds from the applicable REP Deposit subaccount or make demand under such credit support, as applicable.

         (e) Maintenance of REP Deposit Account and Ledgers. The Servicer shall cause the Indenture Trustee to maintain a REP Deposit Account, with a separate accounting by ledger for each Depositing REP, as described in Section 8.02(g) of the Indenture. The Servicer shall provide written direction to the Indenture Trustee regarding the allocation and release of funds on deposit in the REP Deposit Account, as permitted or required by the Indenture or the Financing Order, the Tariff or any PUCT Regulations. The Indenture Trustee shall be entitled to conclusively rely on written directions from the Servicer pursuant to this Section 3.05. The Servicer will seek and use reasonable best efforts to obtain, from any REP that wishes to satisfy its credit support requirements by making a deposit to the REP Deposit Account, a written security agreement stating that (i) by making such deposit the REP has granted a security interest in such deposit in favor of the Indenture Trustee, and (ii) the Indenture Trustee, in holding such deposit as collateral, will have the rights and remedies of a secured party under the Financing Order and the Securitization Law with respect to such collateral, and the Servicer will promptly forward any such agreement to the Indenture Trustee.

         (f) Affiliated Third-Party Collectors and REPs. In performing its obligations under this Section 3.05, the Servicer shall deal with Third-Party Collectors and REPs that are Affiliates of the Servicer on terms which are no more favorable in the aggregate than those used by the Servicer in its dealings with Third-Party Collectors and REPs that are not Affiliates of the Servicer.

                                   ARTICLE IV

                     SERVICES RELATED TO TRUE-UP ADJUSTMENTS

     SECTION 4.01. True-Up Adjustments. From time to time, until the Retirement of the Series 2004-1 Bonds, the Servicer shall identify the need for Annual True-Up Adjustments, Interim True-Up Adjustments and Non-Standard True-Up Adjustments and shall take all reasonable actions necessary to obtain and implement such True-Up Adjustments, all in accordance with the following:

         (a) Expected Amortization Schedule. The initial Expected Amortization
Schedule is attached hereto as Schedule 4.01(a).

         (b) True-Up Adjustments.

              (i) Annual True-Up Adjustments and Filings. Each year no later than the last billing cycle of January, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Series 2004-1 Transition Charges, including projected electricity usage during the next Calculation Period for each TC Customer Class and including interest and estimated expenses and fees of the Issuer to be paid during such period, the Weighted Average Days Outstanding and projected write-offs; (B) determine the Series 2004-1 Periodic Payment Requirement and Series 2004-1 Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the Series 2004-1 Transition Charges to be allocated to each TC Customer Class during the next Calculation Period based on such Series 2004-1 Periodic Billing Requirement and the terms of the Financing Order and the Tariff filed pursuant thereto and, in doing so, the Servicer shall use the method of allocating Transition Charges then in effect; (D) make all required notice and other filings with the PUCT to reflect the revised Transition Charges, including any Amendatory Tariffs, and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order; provided, however, that if the Servicer determines that the forecasted billing units for one or more of the TC Customer Classes for an upcoming period represents a 10% decrease from the billing units for the threshold period set forth in the Financing Order, the Servicer shall initiate a Non-Standard True-Up Adjustment and, if such Non-Standard True-Up Adjustment is made in the time period provided for Annual True-Up Adjustments pursuant to this Section 4.01(b)(i), such Non-Standard True-Up Adjustment shall also qualify as an Annual True-Up Adjustment for purposes of this Agreement. The Servicer shall implement the revised Series 2004-1 Transition Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.

              (ii) Non-Standard True-Up Adjustments and Filings. In the event that the Servicer determines that a Non-Standard True-Up Adjustment is required, the Servicer shall, in accordance with the terms of the Financing Order, (A) recalculate the Series 2004-1 Transition Charges to reallocate such Transition Charges among TC Customer Classes in accordance with the procedures for Non-Standard True-Up Adjustments set forth in the Financing Order and applicable Tariff; (B) make all required notice and other filings with the PUCT to reflect the revised Series 2004-1 Transition Charges, including any Amendatory Tariffs; and (C) take all reasonable actions and make all reasonable efforts to effect such Non-Standard True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order. The Servicer shall implement the revised Series 2004-1 Transition Charges, if any, resulting from such Non-Standard True-Up Adjustment on the Non-Standard True-Up Adjustment Date. For the avoidance of doubt, no Annual True-Up Adjustment or Interim True-Up Adjustment shall be considered a Non-Standard True-Up Adjustment solely because Series 2004-1 Transition Charges are allocated under such Annual True-Up Adjustment or Interim True-Up Adjustment in the same manner as in a Non-Standard True-Up Adjustment.

              (iii) Interim True-Up Adjustments and Filings. In the month prior to each Series 2004-1 Payment Date, the Servicer shall compare the anticipated Series 2004-1 Unrecovered Balance, as of such Series 2004-1 Payment Date and after giving effect to payments to be made on such Series 2004-1 Payment Date, to the Series 2004-1 Projected Unrecovered Balance as of such Series 2004-1

Payment Date. If the Servicer determines that such Series 2004-1 Unrecovered Balance will exceed 105% of such Series 2004-1 Projected Unrecovered Balance or will be less than 95% of such Series 2004-1 Projected Unrecovered Balance, or that the Series 2004-1 Transition Bonds will not meet any Rating Agency requirement that such Bonds be paid in full by their Final Maturity Date, then the Servicer shall: (A) update the data and assumptions underlying the calculation of the Series 2004-1 Transition Charges, including projected electricity usage during the next applicable Calculation Period for each TC Customer Class and including interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and projected write-offs; (B) determine the Series 2004-1 Periodic Payment Requirement and Series 2004-1 Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the Transition Charges to be allocated to each TC Customer Class during the next Calculation Period based on such Series 2004-1 Periodic Billing Requirement and the terms of the Financing Order and the Tariff, and in doing so, the Servicer shall use the method of allocating the Series 2004-1 Transition Charges then in effect; (D) make all required notice and other filings with the PUCT to reflect the revised Series 2004-1 Transition Charges, including any Amendatory Tariffs, and (E) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order. The Servicer shall implement the revised Series 2004-1 Transition Charges, if any, resulting from such Interim True-Up Adjustment on the Interim True-Up Adjustment Date. The Servicer shall file Interim True-Up Adjustments no more frequently than semiannually.

         (c) Reports.

              (i) Notification of Amendatory Tariff Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Tariff with the PUCT or implements revised Series 2004-1 Transition Charges with notice to the PUCT without filing an Amendatory Tariff if permitted by the Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer's reasonable judgment, are material to the adjustments effected by such Amendatory Tariff or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Series 2004-1 Transition Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency in writing by the end of the second Servicer Business Day after such applicable date.

              (ii) Servicer's Certificate. Not later than five Servicer Business Days prior to each Series 2004-1 Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit C hereto (the "Servicer's Certificate") to the Issuer, the Indenture Trustee and the Rating Agencies.

              (iii) Reports to Customers.

                   (A) After each revised Series 2004-1 Transition Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable PUCT Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Series 2004-1 Transition Charges.

                   (B) The Servicer shall comply with the requirements of the Financing Order and Tariff with respect to the identification of Series 2004-1 Transition Charges on Bills. In addition, at least once each year, the Servicer shall (to the extent that it does not separately identify the Series 2004-1 Transition Charges as being owned by the Issuer in the Bills regularly sent to Applicable REPs, other Third-Party Collectors or Customers that are billed directly by the Servicer) cause to be prepared and delivered to REPs, other Third-Party Collectors and such Customers a notice stating, in effect, that the Series 2004-1 Transition Property and the Series 2004-1 Transition Charges are owned by the Issuer and not the Seller. Unless prohibited by applicable PUCT Regulations, the Servicer shall cause each Applicable REP and any other Third-Party Collector, at least once each year, to include similar notices in the bills sent by such Applicable REP or Third-Party Collector to Customers indicating additionally that the Series 2004-1 Transition Charges are not owned by the REP or Third-Party Collector (to the extent that such REP or Third-Party Collector does not include such information in the Bills regularly sent to Customers). Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer, the Applicable REP or Third-Party Collector may from time to time use to communicate with its respective customers.

                   (C) Except to the extent that applicable PUCT Regulations make the Applicable REP or other Third Party Collector responsible for such costs, or the Applicable REP has otherwise agreed to pay such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.

              (iv) REP or Other Third Party Collector Reports. The Servicer shall provide to the Rating Agencies, upon request, any publicly available reports filed by the Servicer with the PUCT (or otherwise made publicly available by the Servicer) relating to any REP or Third-Party Collector and any other non-confidential and non-proprietary information relating to REP or Third-Party Collector reasonably requested by the Rating Agencies.

              (v) True-Up Adjustment Statements. On each date on which the Servicer makes a True-Up Adjustment filing, the Servicer shall provide to the Issuer, the Rating Agencies and the Indenture Trustee a statement substantially in the form of Exhibit D hereto.

     SECTION 4.02. Limitation of Liability. (a) The Issuer and the Servicer expressly agree and acknowledge that:

              (i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

              (ii) Neither the Servicer nor the Issuer is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Series 2004-1 Transition Property or the True-Up Adjustments), by the PUCT in any way related to the Series 2004-1 Transition Property or in connection with any

True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Series 2004-1 Transition Charges and the scheduled adjustments thereto.

              (iii) Except to the extent that the Servicer is liable under
Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Series 2004-1 Transition Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Series 2004-1 Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Series 2004-1 Bond generally.

         (b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under
Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

         (c) The Indenture Trustee shall have no obligation to verify or recalculate, and may conclusively rely on, the determinations made by the Servicer under Section 4.01.

                                   ARTICLE V

                      THE SERIES 2004-1 TRANSITION PROPERTY

     SECTION 5.01. Custody of the Series 2004-1 Transition Property Records. To assure uniform quality in servicing the Series 2004-1 Transition Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Series 2004-1 Transition Property, including copies of the Financing Order, any Issuance Advice Letters, Tariffs and Amendatory Tariffs relating thereto and all Series 2004-1 Transition Property Records which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Series 2004-1 Transition Property.

     SECTION 5.02. Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer shall hold the Series 2004-1 Transition Property Records on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the Series 2004-1 Transition Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Series 2004-1 Transition Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Series 2004-1 Transition Property Records. The Servicer's duties to hold the Series 2004-1 Transition Property Records on behalf of the Issuer and the Indenture Trustee set forth in this Section 5.02, to the extent such Series 2004-1 Transition Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Series 2004-1 Bonds are Outstanding.

         (b) Maintenance of and Access to Records. The Servicer shall maintain the Series 2004-1 Transition Property Records at 500 N. Akard Street, Dallas, Texas 75201 or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available without charge for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Series 2004-1 Transition Property Records at such times during the Servicer's normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this
Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

         (c) Release of Documents. Upon the request of the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Series 2004-1 Transition Property Records to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

         (d) Defending the Series 2004-1 Transition Property Against Claims. The Servicer, on behalf of the Series 2004-1 Holders, shall institute any action or proceeding necessary to compel performance by the PUCT, the State of Texas, each REP, each Third-Party Collector and each party to any intercreditor agreement to which the Issuer and the Servicer are parties (and in the case of each REP or Third-Party Collector at the earliest possible time) of any of their respective Series 2004-1 Transition Property-related obligations or duties under the Securitization Law, the Financing Order, any Issuance Advice Letter, any True-Up Adjustment, the Tariff, any Amendatory Tariff or any intercreditor agreement to which the Issuer and the Servicer are parties, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of, supplement to or judicial invalidation of the Securitization Law or the Financing Order or the rights of holders of Series 2004-1 Transition Property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to Series 2004-1 Holders or which would cause an impairment of the rights of the Issuer or the Series 2004-1 Holders. In any proceedings related to the exercise of the power of eminent domain by any municipality or by any other entity to acquire all or a portion of TXU Electric's electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such condemnor as a successor to TXU Electric under the Securitization Law and Financing Order. The costs of any such action shall be payable by the Seller pursuant to Section 5.01(h) of the Sale Agreement.

     SECTION 5.03. Instructions; Authority to Act. For so long as any Series 2004-1 Bonds remain Outstanding, the Servicer shall be deemed to have received proper instructions with respect to the Series 2004-1 Transition Property Records upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

     SECTION 5.04. Custodian's Indemnification. The Servicer as custodian shall indemnify the Issuer, the Independent Managers and the Indenture Trustee (for itself and for the benefit of the Series 2004-1 Bondholders) and each of their respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Series 2004-1 Transition Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, the Independent Managers or the Indenture Trustee, as the case may be.

     Indemnification under this Section shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses).

     SECTION 5.05. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the date hereof and shall continue in full force and effect until terminated pursuant to this Section 5.05. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer's obligations as custodian shall terminate one year and one day after the date on which no Series 2004-1 Bonds are Outstanding.

                                   ARTICLE VI

                                  THE SERVICER

     SECTION 6.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the date hereof on which the Issuer and the Indenture Trustee are deemed to have relied in entering into, or acknowledging and accepting, as applicable, this Agreement relating to the servicing of the Series 2004-1 Transition Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Series 2004-1 Transition Property to the Issuer pursuant to the Sale Agreement and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the state of its incorporation, with the requisite corporate power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted by it and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Series 2004-1 Transition Property and to hold the Series 2004-1 Transition Property Records as custodian.

         (b) Due Qualification. The Servicer is duly qualified to do business, is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Series 2004-1 Transition Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues or properties or its servicing of the Series 2004-1 Transition Property).

         (c) Power and Authority. The Servicer has the requisite corporate power and authority to execute and deliver this Agreement and the Intercreditor Agreement and to carry out their terms; and the execution, delivery and performance of this Agreement and the Intercreditor Agreement have been duly authorized by all necessary corporate action on the part of the Servicer under its organizational or governing documents and laws.

         (d) Binding Obligation. This Agreement and the Intercreditor Agreement both constitute the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Intercreditor Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Servicer's articles of incorporation or by-laws, or any indenture or other material agreement or instrument to which the Servicer is a party or to which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section
39.309 of the Securitization Law); nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

         (f) No Proceedings. Except as disclosed by the Servicer to the Issuer (or as disclosed in filings with the SEC made by the Servicer), there are no proceedings or investigations pending or, to the Servicer's knowledge, threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer's knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Series 2004-1 Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents,

(iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Series 2004-1 Bonds or (iv) relating to the Servicer and that might adversely affect the federal income tax or state income, gross receipts or franchise tax attributes of the Series 2004-1 Bonds as debt.

         (g) Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except the Issuance Advice Letter and those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the Utilities Code.

     SECTION 6.02. Indemnities of Servicer; Release of Claims. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, the Intercreditor Agreement and any other intercreditor agreement to which the Issuer and the Servicer are parties.

         (b) The Servicer shall indemnify the Issuer, the PUCT (for the benefit of the Customers), the Indenture Trustee (for itself and for the benefit of the Series 2004-1 Bondholders), the Independent Managers and each of their respective trustees, officers, directors, employees and agents (each, an "Indemnified Person") for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer's willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Agreement or under the Intercreditor Agreement or its reckless disregard of its obligations and duties under this Agreement or under the Intercreditor Agreement, (ii) the Servicer's breach of any of its representations and warranties contained in this Agreement or in the Intercreditor Agreement, or
(iii) any finding that interest payable to a Third-Party Collector with respect to disputed funds resulting from the Servicer's willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under the Basic Documents must be paid by the Issuer or from the Series 2004-1 Transition Property, except to the extent of Losses either resulting from the willful misconduct or negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer's breach.

         (c) The Servicer shall indemnify the Issuer, the PUCT (for the benefit of the Customers), the Indenture Trustee (for itself and for the benefit of Series 2004-1 Bondholders), the Independent Managers and each of their respective trustees, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by or asserted against any such Person as a result of higher servicing compensation that becomes payable pursuant to Section 6.06(a)(ii) of this Agreement as a result of any Servicer Default resulting from the Servicer's willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Agreement.

         (d) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of TXU Electric (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

         (e) Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney's fees and expenses).

         (f) Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer's claims with respect to the Series 2004-1 Servicing Fee, reimbursement for costs incurred pursuant to
Section 5.02 (d) and the payment of the purchase price of Series 2004-1 Transition Property), the Servicer hereby releases and discharges the Issuer, the Independent Managers and the Indenture Trustee and each of their respective officers, employees, directors and agents (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Series 2004-1 Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or negligence of the Released Parties.

         (g) Promptly after receipt by an Indemnified Person of notice of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02(g), notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02(g) only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02(g), the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer's election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Servicer and such Indemnified Person,
(ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

         (h) Notwithstanding anything to the contrary herein or in any other Basic Document, so long as any Series 2004-1 Bonds are outstanding, any indemnity payments to the PUCT (for benefit of the Customers) pursuant to the provisions of subsections 6.02(b) or 6.02(c) hereof shall be promptly remitted to the Indenture Trustee for deposit in the Series 2004-1 Collection Account.

     SECTION 6.03. Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for Series 2004-1 Transition Charges will be binding upon the Servicer and any other entity that provides transmission and distribution services to a Person that was a retail customer of TXU Electric Company located within TXU Electric Company's certificated service area on May 1, 1999, or that became a retail customer for electric services within such area after May 1, 1999, and is still located within such area. Any Person (a) into which the Servicer may be merged, converted or consolidated and which is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and which is a Permitted Successor, (c) that may succeed to the properties and assets of the Servicer substantially as a whole and which is a Permitted Successor, (d) which is a successor entity resulting from the division of the Servicer into two or more Persons and which is a Permitted Successor, or
(e) which otherwise is a Permitted Successor, and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement and the preceding Servicer shall automatically and with out further notice be released from all its obligations hereunder; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default herein and no event that, after notice or lapse of time, or both, would become a Servicer Default herein shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer's Certificate and an opinion of counsel from external counsel each stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with this
Section 6.03 and that all conditions precedent, if any, provided for in this Agreement or the Financing Order relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an opinion of counsel from external counsel either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the PUCT pursuant to the Securitization Law, have been executed and filed and are in full force and effect that are necessary to fully preserve and protect the interests of the Issuer and the Indenture Trustee in the Series 2004-1 Transition Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (iv) the Servicer shall have given the Rating Agencies prior written notice of such transaction. Notwithstanding anything to the contrary contained in this Section 6.03, the Servicer may convert into a Texas limited liability company that shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement, without execution of the above-described agreement and without compliance with clauses (i), (ii), (iii) or (iv) above, provided that such conversion does not result in a breach of the Servicer's representation and warranty in Section 6.01(i) hereof as evidenced by an Officer's Certificate.

     SECTION 6.04. Limitation on Liability of Servicer and Others. Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer, the Indenture Trustee or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Series 2004-1 Transition Property.

     SECTION 6.05. TXU Electric Not to Resign as Servicer. Subject to the provisions of Section 6.03, TXU Electric shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless TXU Electric delivers to the Indenture Trustee and the PUCT an opinion of independent external legal counsel to the effect that TXU Electric's performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of TXU Electric in accordance with Section 7.02.

     SECTION 6.06. Servicing Compensation. (a) In consideration for its services hereunder, until the Retirement of the Series 2004-1 Bonds, the Servicer shall receive an annual fee (the "Series 2004-1 Servicing Fee") in an amount equal to
(i) the lesser of (A) $400,000, or (B) $644,888.50 minus the annualized servicing fee payable in respect of the outstanding Series 2003-1 Bonds, for so long as TXU Electric or any of its Permitted Successors or assigns or an Affiliate of TXU Electric or of any Permitted Successor is the Servicer or (ii) an amount agreed upon by the Successor Servicer and the Indenture Trustee in accordance with the terms of the Indenture, but not more than 0.60% of the aggregate initial principal amount of all Series 2004-1 Bonds if TXU Electric, any Permitted Successor or assign or an Affiliate is not the Servicer. The Series 2004-1 Servicing Fee shall be paid semi-annually with half of the Series 2004-1 Servicing Fee being paid on each Series 2004-1 Payment Date. During the period when the Servicer makes Daily Remittances of Series 2004-1 TC Payments pursuant to Section 6.11(a) of this Agreement, the Servicer also shall be entitled to retain any interest earnings on Series 2004-1 TC Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Series 2004-1 Collection Account; provided, however, that if the Servicer has failed to remit the Daily Remittance to the Series 2004-1 General Subaccount of the 2004-1 Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three occasions during the period that the Series 2004-1 Bonds are outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

         (b) The Series 2004-1 Servicing Fee set forth in the first sentence of
Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Series 2004-1 Payment Date in accordance with the priorities set forth in
Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Series 2004-1 Collection Account to an account designated by the Servicer. Any portion of the Series 2004-1 Servicing Fee not paid on any such date shall be added to the Series 2004-1 Servicing Fee payable on the subsequent Payment Date.

         (c) Except as expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to the Series 2004-1 Bondholders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

         (d) The Issuer and the Servicer agree and acknowledge that the foregoing Series 2004-1 Servicing Fee constitutes a fair and reasonable price for the obligations to be performed by the Servicer. Such Series 2004-1 Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be liable for any 2004-1 Servicing Fee or for any differential in the amount of the 2004-1 Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein.

     SECTION 6.07. Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Series 2004-1 Transition Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Series 2004-1 Transition Property the noncompliance with which would have a material adverse effect on the value of the Series 2004-1 Transition Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

     SECTION 6.08. Access to Certain Records and Information Regarding the Series 2004-1 Transition Property. The Servicer shall provide to the Series 2004-1 Holders and the Indenture Trustee access to the Series 2004-1 Transition Property Records in such cases where the Series 2004-1 Holders and the Indenture Trustee shall be required by applicable law to be provided access to such records. Access shall be afforded without charge, but only upon reasonable request and during the Servicer's normal business hours at the respective offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 6.09. Appointments. The Servicer may at any time appoint any Person with written notice to the Indenture Trustee to perform all or any portion of its obligations as Servicer hereunder including a collection agent acting pursuant to the Intercreditor Agreement or any other intercreditor agreement to which TXU Electric becomes a party that is related to the Series 2004-1 Transition Property; provided, however, that, unless such Person is an Affiliate of TXU Electric, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Series 2004-1 Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Series 2004-1 Transition Property; and provided further, however, that nothing herein (including the Rating Agency Condition) shall preclude the execution by the Servicer of a REP Service Agreement with any REP pursuant to applicable PUCT Regulations. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

     SECTION 6.10. No Servicer Advances. The Servicer shall not be required to make any advances of interest or principal on the Series 2004-1 Bonds.

     SECTION 6.11. Remittances. (a) Except as provided in Section 6.06 above or in subsection (b) below, on each Servicer Business Day, commencing 35 days after the Closing Date, the Servicer shall remit to the Indenture Trustee the total Series 2004-1 TC Payments received by the Servicer from REPs or other Third Party Collectors on behalf of Customers on such Servicer Business Day when such payments are received in respect of all previously billed Series 2004-1 Transition Charges (the "Daily Remittance"), which Daily Remittance shall be remitted as soon as reasonably practicable but in no event later than the second Servicer Business Day after such payments have been received. Prior to each remittance to the Indenture Trustee for deposit into the Series 2004-1 General Subaccount of the Series 2004-1 Collection Account pursuant to this Section, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted).

         (b) Notwithstanding the foregoing clause (a), as long as:

              (i) TXU Electric or any successor to TXU Electric's electric transmission or distribution business, or both, remains the Servicer,

              (ii) no Servicer Default has occurred and is continuing, and

              (iii) (A) TXU Electric or such successor maintains a short-term rating of A-1 or better by Standard & Poor's, P-1 or better by Moody's and F-1 or better by Fitch (and for five Business Days following a reduction in either such rating), or

                   (B) the Servicer obtains a guaranty, letter of credit or surety bond in form and substance satisfactory to the Indenture Trustee and issued by a bank or surety company or other entity, as the case may be, having a long-term unsecured credit rating from S&P of AA or better, from Moody's of Aa3 or better and, if Fitch provides a rating thereon, from Fitch of AA or better and having capital and surplus not less than $50,000,000 to assure timely remittances of Series 2004-1 TC Collections and the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer need not make the daily remittances required by subsection (a) above, but in lieu thereof, on each Monthly Remittance Date, the Servicer shall remit to the Indenture Trustee for deposit into the Series 2004-1 General Subaccount of the Series 2004-1 Collection Account the total Series 2004-1 TC Payments received by the Servicer from REPs or other Third Party Collectors on behalf of Customers during the calendar month immediately proceeding the current month in respect of all previously billed Series 2004-1 Transition Charges (the "Monthly Remittance"), together with actual or computed earnings from the investment and reinvestment of those Series 2004-1 TC Payments, which Monthly Remittance shall be calculated according to the procedures set forth in Annex I. Prior to each remittance to the Indenture Trustee for deposit into the Series 2004-1 General Subaccount of the Series 2004-1 Collection Account pursuant to this Section, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted).

         (c) The Servicer agrees and acknowledges that it holds all Series 2004-1 TC Payments collected by it for the benefit of the Issuer, the Indenture Trustee and the Series 2004-1 Bondholders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except (i) as set forth in clause (d) below and (ii) for interest earnings the Servicer is permitted to retain pursuant to Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Series 2004-1 TC Payments collected by it in accordance with this Agreement except (i) as set forth in clause (d) below and (ii) for interest earnings the Servicer is permitted to retain pursuant to Section 6.06. The Servicer further agrees to remit any late Payment Charges paid by any REPs or other Third-Party Collectors to the Indenture Trustee for deposit into the Series 2004-1 Collection Account within two Business Days of receipt.

         (d) Unless otherwise directed to do so by the Issuer, the Servicer shall be required to select Eligible Investments in which the funds in the Series 2004-1 Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

     SECTION 6.12. Maintenance of Operations. Subject to Section 6.03, TXU Electric agrees to continue to operate its electric transmission and distribution system to provide service (or, if transmission and distribution are split, to provide transmission and distribution service directly to its customers) so long as it is acting as the Servicer under this Agreement.

     SECTION 6.13. Covenants of Servicer

         (a) Reports and Certificates. Each report or certificate delivered in connection with any Issuance Advice Letter related to the Series 2004-1 Transition Charges or delivered in connection with any filing made with the PUCT by the Issuer with respect to the Series 2004-1 Transition Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

         (b) Conversion. In the event TXU Electric converts into a Texas limited liability company, such conversion will not:

              (i) interrupt TXU Electric's existence;

              (ii) affect TXU Electric's rights, title and interests in its real estate and other property or its power, authority or ability to perform its obligations under the Series 2004-1 Sale Agreement, this Agreement or the other Basic Documents; or

              (iii) impair or diminish the liabilities and obligations of TXU Electric, including, without limitation, its obligations under this Agreement or any other Basic Document.

                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Servicer to remit to the Indenture Trustee for deposit into the Series 2004-1 Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee; or

         (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (other than as provided in clause (a) of this Section 7.01) or any other Basic Document to which it is a party in such capacity, which failure shall (i) materially and adversely affect the rights of the Series 2004-1 Bondholders and (ii) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer (with a copy to the Indenture Trustee) or to the Servicer by the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

         (c) any failure by the Servicer duly to perform its obligations under
Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five Business Days; or

         (d) any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect when made, which has a material adverse effect on the Series 2004-1 Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

         (e) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee may, or shall upon the written instruction of the PUCT (acting on behalf of the Customers) or of the Series 2004-1 Bondholders evidencing not less than a majority of the Outstanding Amount of the Series 2004-1 Bonds by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Series 2004-1 Bondholders) (a "Termination Notice") terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement, subject to the terms of any intercreditor agreement to which the Issuer and the Servicer are parties. In addition, upon a Servicer Default described in Section 7.01(a), the Series 2004-1 Bondholders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to, at the expense of the Issuer (i) apply to the district court of Travis County, Texas for sequestration and payment of revenues arising with respect to the Series 2004-1 Transition Property, (ii) foreclose on or otherwise enforce the lien and security interests in any Series 2004-1 Transition Property and (iii) apply to the PUCT for an order that amounts arising from the Series 2004-1 Transition Charges be transferred to a separate account for the benefit of the Series 2004-1 Holders, in accordance with the Securitization Law. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Series 2004-1 Bonds, the Series 2004-1 Transition Property, the Series 2004-1 Transition

Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Series 2004-1 Transition Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Series 2004-1 Transition Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Series 2004-1 Transition Property or the Series 2004-1 Transition Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Series 2004-1 Transition Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with transferring the Series 2004-1 Transition Property Records to the successor Servicer and amending this Agreement or any intercreditor agreement to which the Issuer and the Servicer are parties to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses or, if the predecessor Servicer fails to pay, such costs and expenses shall be reimbursable pursuant to Section 8.02(e)(iii) of the Indenture. In no event shall the Indenture Trustee be responsible for the costs and expenses incurred in the transfer of the Series 2004-1 Transition Property Records to a successor Servicer. Termination of TXU Electric as Servicer shall not terminate TXU Electric's rights or obligations under the Sale Agreement or any intercreditor agreement to which the Issuer and the Servicer are parties (except rights thereunder deriving from its rights as the Servicer hereunder).

     SECTION 7.02. Appointment of Successor. (a) Upon the Servicer's receipt of a Termination Notice pursuant to Section 7.01 or the Servicer's resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Series 2004-1 Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's removal or resignation hereunder, the Indenture Trustee in accordance with the terms of the Intercreditor Agreement shall appoint a successor Servicer with the Issuer's prior written consent thereto (which consent shall not be unreasonably withheld or delayed), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Rating Agencies. If within 30 days after the delivery at the expense of the Issuer of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may petition the PUCT or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under PUCT Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement and, if applicable, into an Intercreditor Agreement (as the Transition Bond Servicer therein).

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Series 2004-1 Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

     SECTION 7.03. Waiver of Past Defaults. The PUCT, together with the Holders of Bonds evidencing not less than a majority of the Outstanding Amount of the Series 2004-1 Bonds, on behalf of all Series 2004-1 Holders, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Indenture Trustee for deposit into the Series 2004-1 Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

     SECTION 7.04. Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee, the PUCT and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default.

     SECTION 7.05. Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with any successor Servicer and provide all information that is, and take whatever actions that are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     SECTION 8.01. Amendment. (a) This Agreement may be amended in writing by the Servicer and the Issuer, with the prior written consent of the Indenture Trustee upon Issuer Order, the satisfaction of the Rating Agency Condition and the satisfaction of the condition set forth below in Section 8.02. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

     Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

         (b) Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Series 2004-1 Bondholder, solely to address changes to the Servicer's method of calculating Series 2004-1 TC Payments as a result of changes to the Servicer's current computerized customer information system; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Series 2004-1 Bonds.

     SECTION 8.02. PUCT Condition. Notwithstanding anything to the contrary in
Section 8.01(a), no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this Section 8.02.

         (a) At least fifteen days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 8.01(a) above (except that the consent of the Indenture Trustee may be subject to the consent of Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification), the Servicer shall have delivered to the PUCT's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

              (i) a reference to Docket No. 25230;

              (ii) an Officer's Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

              (iii) a statement identifying the person to whom the PUCT or its staff is to address any response to the proposed amendment or to request additional time;

         (b) If the PUCT or its staff shall have, within fifteen days (subject to extension as provided in Section 8.02(c) below) of receiving a notification complying with Section 8.02(a) above, delivered to the office of the person specified in Section 8.02(a)(iii) above a written statement that the PUCT might object to the proposed amendment or modification, then such proposed amendment or modification shall not be effective unless and until the PUCT subsequently delivers a written statement that it does not object to such proposed amendment or modification.

         (c) If the PUCT or its staff shall have, within fifteen days of receiving a notification complying with Section 8.02(a) above, delivered to the office of the person specified in Section 8.02(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the PUCT shall have delivered to the office of the person specified in Section 8.02(a)(iii) above a written statement as described in Section 8.02(b) above, unless and until the PUCT subsequently delivers a written statement that it does not object to such proposed amendment or modification.

         (d) If the PUCT or its staff shall have not delivered written notice that the PUCT might object to such proposed amendment or modification within the time periods described in Section 8.02(b) or Section 8.02(c) above, whichever is applicable, then the PUCT shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in Section 8.01.

         (e) Following the delivery of a notice to the PUCT by the Servicer under Section 8.02(a) above, the Servicer and the Issuer shall have the right at any time to withdraw from the PUCT further consideration of any notification of a proposed amendment.

     SECTION 8.03. Maintenance of Accounts and Records. (a) The Servicer shall maintain accounts and records as to the Series 2004-1 Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit the Series 2004-1 TC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of Series 2004-1 TC Collections commingled with the Servicer's funds may be properly identified and traced.

         (b) The Servicer shall permit the Indenture Trustee and its agents at any time during the Servicer's normal business hours, without charge and upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer's normal operations, to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Series 2004-1 Transition Property and the Series 2004-1 Transition Charges. Nothing in this
Section 8.03(b) shall affect the obligation of the Servicer to observe any applicable law (including any PUCT Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.03(b).

     SECTION 8.04. Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission,

         (a) in the case of the Servicer, to

                  TXU Electric Delivery Company
                  Energy Plaza
                  1601 Bryan Street, Suite 33-008
                  Dallas, Texas  75201
                  Attention:  John M. Casey, Assistant Treasurer
                  Phone:  214-812-4776
                  Fax:  214-812-2488

         (b) in the case of the Issuer, to

                  TXU Electric Delivery Transition Bond Company LLC
                  Energy Plaza
                  1601 Bryan Street, Suite 2-023
                  Dallas, Texas  75201
                  Attention:  Kirk R. Oliver, Manager
                  Phone:  214-812-5565
                  Fax:  214-812-2488

         (c) in the case of the Indenture Trustee, to

                  The Bank of New York
                  Corporate Trust Office
                  101 Barclay Street, Floor 8 West
                  New York, NY 10286
                  Attn: Asset-Backed Securities
                  telephone: (212) 815-6165
                  facsimile: (212) 815-2493,

         (d) in the case of the PUCT, to

                  Public Utility Commission of Texas
                  1701 N. Congress Avenue
                  Austin, Texas 78711-3326
                  Attention of Executive Director, Director of
                  Financial Review Division and General Counsel
                  telephone:  (512) 936-7040
                  facsimile: (512) 936-7036,

         (e) in the case of Moody's, to

                  Moody's Investors Service, Inc.
                  ABS Monitoring Department
                  99 Church Street, New York, New York 10007
                  telephone: (212) 553-3686
                  facsimile: (212) 553-0573,

         (f) in the case of S&P, to

                  Standard & Poor's
                  55 Water Street, 41st Floor
                  New York, New York 10041
                  Attention of Asset Backed Surveillance Department telephone: (212) 438-2000 facsimile: (212) 438-2665

         (g) in the case of Fitch, to

                  Fitch Ratings
                  One State Street Plaza
                  New York, NY 10004
                  Attention of ABS Surveillance
                  telephone: (212) 908-0500
                  facsimile: (212) 514-9879

or

         (h) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 8.05. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

     SECTION 8.06. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the other Basic Documents, the Indenture Trustee, the PUCT and the Series 2004-1 Bondholders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Series 2004-1 Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may only be asserted or exercised by the PUCT (or by the Attorney General of the State of Texas in the name of the PUCT) for the benefit of any such Customer.

     SECTION 8.07. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8.08. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 8.09. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS

CONFLICT OF LAW PROVISIONS, (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 8.11. Assignment to Indenture Trustee. The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Series 2004-1 Bondholders pursuant to the Indenture of any or all of the Issuer's rights hereunder.

     SECTION 8.12. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture, with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

     SECTION 8.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee on behalf of the Series 2004-1 Bondholders, in the exercise of the powers and authority conferred and vested in it.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                             TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC


                             By: /s/ H. Dan Farell
                                 ---------------------------------------------
                                 Name:  H. Dan Farell
                                 Title: Manager


                             TXU ELECTRIC DELIVERY COMPANY


                             By: /s/ Kirk R. Oliver
                                 ---------------------------------------------
                                 Name:  Kirk R. Oliver
                                 Title: Treasurer and Assistant Secretary


Acknowledged and Accepted:

THE BANK OF NEW YORK,
as Indenture Trustee


By:  /s/ Daniel Rothman
     --------------------------------------
     Name:  Daniel Rothman
     Title: Vice President


Signature Page to Series 2004-1 Transition Property Servicing Agreement

                                    EXHIBIT A

                             TO TRANSITION PROPERTY

                               SERVICING AGREEMENT


                     FORM OF MONTHLY SERVICER'S CERTIFICATE
           (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
          OF THE SERIES 2004-1 TRANSITION PROPERTY SERVICING AGREEMENT)

               TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                               Series 2004-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Series 2004-1 Transition Property Servicing Agreement") between TXU Electric Delivery Company (formerly known as Oncor Electric Delivery Company), as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:


                    SERIES 2004-1 COLLECTION PERIOD: ________

                                                                          c. Actual         d. Series 2004-1
                                                                             Series 2004-1     Transition
                                    a. Series 2004-1   b. Series 2004-1      Transition        Charge
                                       Transition         Transition         Charge            Remittance
                                       Charge in          Charge             Payments          Made to
Customer Class                         Effect             Billed             Received          Trustee
--------------                       ----------------   ----------------     -------------    ---------------
Residential Service                    __ cents/kWh

General Service Secondary              __ cents/kWh

General Service Primary                __ $/kW

High Voltage Service                   __ $/kW

Lighting Service                       __ $/kW

Instantaneous Interruptible            __ $/kW

Noticed Interruptible                  __ cents/kWh
                                     ----------------   ----------------     -------------    ---------------

         Total                         $                     $                    $

         Capitalized terms used herein have their respective meanings set forth in the Series 2004-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this [ ]th day of _____, ______.

                             TXU ELECTRIC DELIVERY COMPANY,
                             as Servicer


                             By ________________________
                             Title:

                                    EXHIBIT B

                             TO TRANSITION PROPERTY
                               SERVICING AGREEMENT
                            CERTIFICATE OF COMPLIANCE


         The undersigned hereby certifies that he/she is the duly elected and acting _________________ of [NAME OF SERVICER], as servicer (the "Servicer") under the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Servicing Agreement") between the Servicer and TXU Electric Delivery Transition Bond Company LLC (formerly known as Oncor Electric Delivery Transition Bond Company LLC) (the "Issuer") and further that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended December 31, [____] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned's knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended December 31,[_____], except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

                                         [NAME OF SERVICER]


                                         By: ___________________________________
                                             Name:
                                             Title:

                                     ANNEX A

                          TO CERTIFICATE OF COMPLIANCE
                            LIST OF SERVICER DEFAULTS


         The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended

[ ], [ ]:

Nature of Default Status

                                    EXHIBIT C

                      TO SERIES 2004-1 TRANSITION PROPERTY
                               SERVICING AGREEMENT
                             SERVICER'S CERTIFICATE

                        Exhibit C of Servicing Agreement

                   FORM OF SEMI-ANNUAL SERVICER'S CERTIFICATE
                   TXU ELECTRIC DELIVERY COMPANY, AS SERVICER


         Pursuant to Section 4.01(c)(ii) of the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Agreement") between TXU Electric Delivery Company (formerly known as Oncor Electric Delivery Company), as Servicer and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

         Capitalized terms used herein have the respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

COLLECTION PERIODS: _______ to ________
PAYMENT DATE: __________
1. COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT
DATE:


i.       Remittances for the ____ Series 2004-1 Collection Period
ii.      Remittances for the ____ Series 2004-1 Collection Period
iii.     Remittances for the ____ Series 2004-1 Collection Period
iv.      Remittances for the ____ Series 2004-1 Collection Period
v.       Remittances for the ____ Series 2004-1 Collection Period
vi.      Remittances for the ____ Series 2004-1 Collection Period
vii. Remittances for the ____ Series 2004-1 Collection Period (after _____, use 6 prior periods only)*
viii. Remittances for the ____ Series 2004-1 Collection Period (after _____, use 6 prior periods only)*
ix. Remittances for the ____ Series 2004-1 Collection Period (after _____, use 6 prior periods only)*
x. Remittances for the ____ Series 2004-1 Collection Period (after _____, use 6 prior periods only)*
xi. Remittances for the ____ Series 2004-1 Collection Period (after _____, use 6 prior periods only)*
xii.     Investment Earnings on Series 2004-1 Collection Account
xiii.    Investment Earnings on Series 2004-1 Capital Subaccount
xiv.     Investment Earnings on Series 2004-1 Overcollateralization Subaccount
xv.      Investment Earnings on Series 2004-1 Reserve Subaccount

xvi.     Investment Earnings on Series 2004-1 General Subaccount
xvii.    Series 2004-1 GENERAL SUBACCOUNT BALANCE (SUM OF i THROUGH xvi ABOVE)
xviii. Series 2004-1 Reserve Subaccount Balance as of Prior Series 2004-1 Payment Date
xix. Series 2004-1 Overcollateralization Subaccount Balance as of Prior Series 2004-1 Payment Date
xx. Series 2004-1 Capital Subaccount Balance as of Prior Series 2004-1 Payment Date
xxi.     Series 2004-1 COLLECTION ACCOUNT BALANCE (SUM OF xvii THROUGH xx ABOVE)

2.       OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2004-1 PAYMENT DATE:
i.       Class [  ] Outstanding Amount
ii.      Class [  ] Outstanding Amount
iii.     Class [  ] Outstanding Amount
iv.      Class [  ] Outstanding Amount
v.       AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2004-1 BONDS

3.       REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:

                                                       PRINCIPAL
                        SERIES 2004-1 PRINCIPAL            DUE
i.       Class [ ]
ii.      Class [ ]
iii.     Class [ ]
iv.      Class [ ]
v.       FOR ALL SERIES 2004-1 BONDS

                                                     DAYS IN
                                      BOND           INTEREST    PRINCIPAL   INTEREST
              SERIES 2004-1      INTEREST RATE       PERIOD(1)    BALANCE       DUE
vi.      Class [  ]                    %
vii.     Class [  ]                    %
viii.    Class [  ]                    %
ix.      Class [  ]                    %
x.       FOR ALL SERIES 2004-1 BONDS

                                                      REQUIRED LEVEL     FUNDING REQUIRED
xiii.      Series 2004-1 Overcollateralization
           Subaccount
 xiv.      Series 2004-1 Capital Subaccount


BONDS:
1. On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

4. ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO 8.02(d) OF INDENTURE:
i. Trustee Fees and Expenses (subject to cap - see 8.02(e)(i) of the Indenture)
ii.   Series 2004-1 Servicing Fee
iii.  Operating Expenses (subject to cap - see 8.02(e)(iii) of the Indenture)
iv.   Semi-Annual Interest (including any past-due for prior period(s)

                                                      PER $1000 OF ORIGINAL
SERIES 2004-1                                   AGGREGATE       PRINCIPAL AMOUNT
1.  Class [  ] Interest Payment
2.  Class [  ] Interest Payment
3.  Class [  ] Interest Payment
4.  Class [  ] Interest Payment

v. Principal Due and Payable as a Result of Event of Default or on Final Maturity Date

                                                      PER $1000 OF ORIGINAL
SERIES 2004-1                                   AGGREGATE       PRINCIPAL AMOUNT
1.  Class [  ] Principal Payment
2.  Class [  ] Principal Payment
3.  Class [  ] Principal Payment
4.  Class [  ] Principal Payment

vi.   Semi-Annual Principal

                                                      PER $1000 OF ORIGINAL
SERIES 2004-1                                   AGGREGATE       PRINCIPAL AMOUNT
1.  Class [  ] Principal Payment
2.  Class [  ] Principal Payment
3.  Class [  ] Principal Payment
4.  Class [  ] Principal Payment

4. ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO 8.02(d) OF INDENTURE (CONTINUED):

vii.  Funding of Series 2004-1 Capital Subaccount (to required level)
viii. Funding of Series 2004-1 Overcollateralization Subaccount (to required level)
ix.   Investment Earnings on Series 2004-1 Capital Subaccount Released to
      Issuer

x.    Deposit to Series 2004-1 Reserve Subaccount
xi.   Released to Issuer upon Retirement of all Bonds
xii.  AGGREGATE REMITTANCES AS OF CURRENT PAYMENT DATE

5. OUTSTANDING AMOUNT AND Series 2004-1 COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):

SERIES 2004-1
i.    Class [ ] Outstanding Amount
ii.   Class [ ] Outstanding Amount
iii.  Class [ ] Outstanding Amount
iv.   Class [ ] Outstanding Amount
vi.   AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2004-1 BONDS
vii.  Series 2004-1 Reserve Subaccount Balance
viii. Series 2004-1 Overcollateralization Subaccount Balance
ix.   Series 2004-1 Capital Subaccount Balance
x.    AGGREGATE Series 2004-1 COLLECTION ACCOUNT BALANCE

6. SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO SECTION 8.02(e) OF INDENTURE):
i.    Series 2004-1 Reserve Subaccount
ii.   Series 2004-1 Overcollateralization Subaccount
iii.  Series 2004-1 Capital Subaccount
iv.   TOTAL WITHDRAWALS

7.    SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT
      DATE:

i.    Semi-annual Interest

SERIES 2004-1
1.    Class [  ] Interest Payment
2.    Class [  ] Interest Payment
3.    Class [  ] Interest Payment
4.    Class [  ] Interest Payment

ii.   Semi-annual Principal

SERIES 2004-1
1.    Class [  ] Principal Payment
2.    Class [  ] Principal Payment
3.    Class [  ] Principal Payment
4.    Class [  ] Principal Payment

8. SHORTFALLS IN REQUIRED Series 2004-1 SUBACCOUNT LEVELS AS OF CURRENT PAYMENT DATE:
i.    Series 2004-1 Overcollateralization Subaccount
ii.   Series 2004-1 Capital Subaccount

         IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer's Certificate this ____ day of _____________, ____.

                                                TXU ELECTRIC DELIVERY COMPANY,
                                                as Servicer


                                                By:_____________________________
                                                Title:__________________________

                                SCHEDULE 4.01(A)

                      TO SERIES 2004-1 TRANSITION PROPERTY
                               SERVICING AGREEMENT
                         EXPECTED AMORTIZATION SCHEDULE

                                SCHEDULE 4.01(A)

                                  SERIES 2004-1
                         EXPECTED AMORTIZATION SCHEDULE
                          OUTSTANDING PRINCIPAL BALANCE

-------------------------------------------------------------------------------------
                            CLASS A-1            CLASS A-2           CLASS A-3
    PAYMENT DATE           BALANCE ($)          BALANCE ($)         BALANCE ($)
-------------------------------------------------------------------------------------
         Closing            279,000,000          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/04             269,502,878          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/05             244,571,168          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/05             214,958,293          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/06             188,956,607          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/06             158,437,905          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/07             131,368,989          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/07              99,403,342          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/08              71,373,645          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/08              38,993,693          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/09              10,322,896          221,000,000          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/09                       -          197,312,851          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/10                       -          167,403,310          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/10                       -          131,749,704          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/11                       -          100,265,526          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/11                       -           62,987,095          289,777,000
---------------------- -------------------- -------------------- --------------------
        5/15/12                       -           29,851,812          289,777,000
---------------------- -------------------- -------------------- --------------------
       11/15/12                       -                    -          280,695,641
---------------------- -------------------- -------------------- --------------------
        5/15/13                       -                    -          245,801,155
---------------------- -------------------- -------------------- --------------------
       11/15/13                       -                    -          204,957,965
---------------------- -------------------- -------------------- --------------------
        5/15/14                       -                    -          168,062,616
---------------------- -------------------- -------------------- --------------------
       11/15/14                       -                    -          125,147,395
---------------------- -------------------- -------------------- --------------------
        5/15/15                       -                    -           86,141,252
---------------------- -------------------- -------------------- --------------------
       11/15/15                       -                    -           41,133,636
---------------------- -------------------- -------------------- --------------------
        5/15/16                       -                    -                    -
---------------------- -------------------- -------------------- --------------------

                                    EXHIBIT D

                      TO SERIES 2004-1 TRANSITION PROPERTY
                               SERVICING AGREEMENT
                          SERVICER'S TRUE-UP STATEMENT


                            FORM OF TRUE-UP STATEMENT
                   TXU ELECTRIC DELIVERY COMPANY, AS SERVICER


Pursuant to Section 4.01(b)(i) of the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Agreement") between TXU Electric Delivery Company (formerly known as Oncor Electric Delivery Company), as Servicer and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer provides the following statement:

Capitalized terms used herein have the respective meanings as set forth in the Agreement.



Date of Annual True-Up Adjustment Filing:__________________________________

1. Aggregate outstanding principal balance as of [immediately preceding Payment Date]:

                            Total for Series 2004-1     ________________
                            Class [  ]                  ________________
                            Class [  ]                  ________________
                            Class [  ]                  ________________
                            Class [  ]                  ________________

2. Projected outstanding principal balances as specified in the Expected Amortization Schedule as of [immediately preceding Payment Date]:

                            Total for Series 2004-1     ________________
                            Class [  ]                  ________________
                            Class [  ]                  ________________
                            Class [  ]                  ________________
                            Class [  ]                  ________________

3.    Series 2004-1 Overcollateralization Subaccount Balance as of [immediately
      preceding Payment Date]:                         $________________

4.    Scheduled Series 2004-1 Overcollateralization Subaccount Balance as of
      [immediately preceding Payment Date]:            $________________

5.    Actual Series 2004-1 Capital Subaccount Balance as of [immediately
      preceding Payment Date]:                         $________________

6.    Required Series 2004-1 Capital Subaccount Balance as of [immediately
      preceding Payment Date]:                         $________________

7.    Series 2004-1 Reserve Subaccount Balance as of [immediately preceding
      Payment Date]:                                   $________________

8.    Aggregate Outstanding principal balance of Series 2004-1 Bonds as of
      [immediately preceding Payment Date]:            $________________

9.    Projected aggregate outstanding principal
      balance of Series 2004-1 Bonds for [the payment
      date immediately preceding the next succeeding
      adjustment date]                                 $________________

10.   Scheduled overcollateralization level of the
      Series 2004-1 Bonds for [the payment date
      immediately preceding the next succeeding
      adjustment date]:                                $________________

11.   Projected amount on deposit in the Series
      2004-1 Overcollateralization Subaccount for
      [the payment date immediately preceding the
      next succeeding adjustment date]:                $________________

12. Required Series 2004-1 Capital Subaccount balance for [the payment date immediately preceding the next succeeding adjustment date]: $________________

13.   Projected amount on deposit in the Series
      2004-1 Capital Subaccount balance for [the
      payment date immediately preceding the next
      succeeding adjustment date]:                     $________________

14.   Projected amount on deposit in the Series
      2004-1 Reserve Subaccount [the payment date
      immediately preceding the next succeeding
      adjustment date]:                                $________________

                                     ANNEX I


                      TO SERIES 2004-1 TRANSITION PROPERTY
                               SERVICING AGREEMENT


         The Servicer agrees to comply with the following servicing procedures:

         SECTION 1.  DEFINITIONS.

         (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         (b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

         "Applicable MDMA" means with respect to each Customer, the meter data management agent providing meter reading services for that Customer's account.

         "Billed TCs" means the amounts of Series 2004-1 Transition Charges billed to Customers, whether billed directly to such Customers by the Servicer or indirectly through an Applicable REP or other Third-Party Collector pursuant to Consolidated REP Billing.

         "Closing Bill" means the final bill issued to a Customer at the time service is terminated.

         "Price to Beat" has the meaning assigned to such term in Section 39.202 of the Utilities Code.

         "Price to Beat Period" means the period during which TXU Electric and its affiliated REP must, under Section 39.202 of the Utilities Code, offer rates to residential and small commercial Customers that, on a bundled basis, equal the Price to Beat.

         "Servicer Policies and Practices" means, with respect to the Servicer's duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

         SECTION 2. DATA ACQUISITION.

         (a) Installation and Maintenance of Meters. Except to the extent that it is otherwise provided in a PUCT Regulation or an Applicable REP or other Third-Party Collector is responsible for such services, the Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer, the Applicable REP or other Third-Party Collector to obtain usage measurements for each Customer at least once every Billing Period. To the extent a REP or other Third-Party Collector is responsible for such services, but not performing such services, the Servicer shall take all reasonably necessary actions to obtain usage measurements for each Customer at least once every Billing Period.

         (b) Meter Reading. At least once each Billing Period, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer;

provided, however, that the Servicer may determine any Customer's usage on the basis of estimates in accordance with applicable PUCT Regulations.

         (c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Series 2004-1 Servicing Fee for any cost savings realized by the Servicer, any REP or any Third-Party Collector as a result of new metering and/or billing technologies.

         (d) ERCOT. The Servicer shall take all reasonable actions available under PUCT Regulations to obtain timely information from ERCOT (or, if such information is not available from ERCOT, directly from the Applicable MDMA) which is necessary for the Servicer to fulfill its obligations under the Servicing Agreement.

         SECTION 3.  USAGE AND BILL CALCULATION.

         The Servicer shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with applicable PUCT Regulations) at least once each Billing Period and shall determine therefrom each Customer's individual Series 2004-1 Transition Charges to be included on such Customer's Bill; provided, however, that in the case of Customers taking service under Consolidated REP Billing, the Applicable REP, rather than the Servicer, may determine such Customers' individual Transition Charges to be included on such Customer's bills based on billing factors provided by the Servicer, and, in such case, the Servicer shall deliver to the Applicable REP such billing factors as are necessary for the Applicable REP to calculate such Customers' respective Series 2004-1 Transition Charges as such charges may change from time to time pursuant to the True-Up Adjustments.

         SECTION 4.  BILLING.

         The Servicer shall implement the Series 2004-1 Transition Charges as of the date hereof and shall thereafter bill each Customer or, with respect to Customers that are billed by a REP or other Third-Party Collector, the Applicable REP or applicable Third-Party Collector for the respective Customer's outstanding current and past due Series 2004-1 Transition Charges accruing through the date on which such Series 2004-1 Transition Charges may no longer be billed under the Tariff, all in accordance with the following:

         (a) Frequency of Bills; Billing Practices. In accordance with the Servicer's then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to the Applicable REP for such REP's Customers' respective Series 2004-1 Transition Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer's own charges to such REP. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Series 2004-1 Holders.

         (b) Format.

              (i) Each Bill shall contain the charge corresponding to the respective Series 2004-1 Transition Charges owed by such REP's Customers for the applicable Billing Period. The Series 2004-1 Transition Charges shall be separately identified if required by and in accordance with the terms of the related Financing Orders and Tariffs. If such charges are not separately identified, the Servicer shall provide, and unless prohibited by applicable PUCT Regulations, shall use its best efforts to cause each Applicable REP or other Third-Party Collector to provide, Customers with the annual notice required by
Section 4.01(c)(iii)(B) of the Servicing Agreement.

              (ii) The Servicer shall deliver to the Applicable REP itemized charges for that REP's individual Customers setting forth each such Customer's Series 2004-1 Transition Charges.

              (iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to REPs or other Third-Party Collectors as applicable PUCT Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by the Utilities Code or by applicable PUCT Regulations, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

         (c) Delivery. The Servicer shall deliver all Bills to the Applicable REP by such means as are prescribed by applicable PUCT Regulations, or if not prescribed by applicable PUCT Regulations, by such means as are mutually agreed upon by the Servicer and the Applicable REP and are consistent with PUCT Regulations. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

         (d) Allocations of the Series 2004-1 Transition Charges. During the Price to Beat Period, for those Customers that are being charged the Price to Beat, Series 2004-1 Transition Charges shall be deducted from other charges to such Customers in order to ensure that the total rates paid by such Customers equal the Price to Beat. For (i) Customers not being charged the Price to Beat during the Price to Beat Period or (ii) all Customers after the Price to Beat Period, Series 2004-1 Transition Charges will be added to charges otherwise owed by such Customers.

         SECTION 5.  CUSTOMER SERVICE FUNCTIONS.

         The Servicer shall handle all Customer inquiries and other customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

         SECTION 6.  COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

         (a) Collection Efforts, Policies, Procedures.

              (i) The Servicer shall use reasonable efforts consistent with its customary servicing procedures to collect all Billed TCs from Third-Party Collectors (including REPs) as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

                   (A) The Servicer shall prepare and deliver overdue notices to REPs or other Third-Party Collectors, as appropriate, in accordance with applicable PUCT Regulations and Servicer Policies and Practices.

                   (B) The Servicer shall apply late payment charges to outstanding balances of REPs or other Third-Party Collectors, as appropriate, in accordance with applicable PUCT Regulations and as required by the Financing Order.

                   (C) The Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable PUCT Regulations and Servicer Policies and Practices.

                   (D) The Servicer shall adhere to and carry out disconnection policies and termination of REP or Third-Party Collector billing in accordance with the Utilities Code, the Financing Order, applicable PUCT Regulations and the Servicer Policies and Practices.

                   (E) The Servicer may employ the assistance of collection agents to collect any past-due Series 2004-1 Transition Charges in accordance with applicable PUCT Regulations and Servicer Policies and Practices and any Tariff then in effect.

              (ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a REP or other Third-Party Collector, in each case unless such waiver or action: (A) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Series 2004-1 Bondholders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed TCs, in accordance with its Servicer Policies and Practices, that have remained outstanding for 180 days or more.

              (iii) The Servicer shall accept payment from Third-Party Collectors (other than REPs) in respect of Billed Series TCs in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from REPs in respect of Billed TCs in such forms and methods and at such times and places as the Servicer and each REP shall mutually agree in accordance with applicable PUCT Regulations and the Servicer shall give prompt written notice to the Rating Agencies of any such agreements.

         (b) Payment Processing; Allocation; Priority of Payments.

                  (i) The Servicer shall post all payments received to REP or other third-Party Collector accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three Business Days after receipt thereof.

                  (ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Applicable REP's account in proportion to the charges contained on the outstanding Bill to such Applicable REP.

              (iii) Any amounts collected by the Servicer that represent partial payments of the total Bill to a REP or other Third-Party Collector shall be allocated as follows: (A) first to amounts owed to the Issuer and TXU Electric (excluding any late fees and interest charges), regardless of age, pro rata in proportion to their respective percentages of the total amount of their combined outstanding charges on such Bill; then (B) all late charges shall be allocated to the Servicer.

              (iv) The Servicer shall hold all over-payments for the benefit of the Issuer and TXU Electric and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) above as such charges become due.

         (c)  Accounts; Records.

         The Servicer shall maintain accounts and records as to the Series 2004-1 Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit the Series 2004-1 TC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of Series 2004-1 TC Collections commingled with the Servicer's funds may be properly identified and traced.

         (d) Investment of Series 2004-1 TC Payments Received.

         Prior to each Daily Remittance, the Servicer may invest Series 2004-1 TC Payments received at its own risk and (except as required by applicable PUCT Regulations) for its own benefit. So long as the Servicer complies with its obligations under the immediately preceding section (c), neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

         (e) Calculation of Amounts Owed by REPs with Respect to the Series 2004-1 Transition Charges.

              (i) For purposes of calculating the amount of Series 2004-1 Transition Charges owed by each REP or other Third Party Collector, (i) all Billed TCs shall be deemed to be collected the same number of days after billing as is equal to the Weighted Average Days Outstanding then in effect and (ii) each REP or other Third Party Collector will, on each Business Day, remit to the Servicer for remittance to the Indenture Trustee for deposit in the Series 2004-1 Collection Account an amount equal to the product of the applicable Billed TCs multiplied by one hundred percent less the system wide charge-off percentage used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of Series 2004-1 Transition Charges owed by each REP or other Third Party Collector for each Business Day. The Servicer will, on an annual basis and in accordance with PUCT Regulations and the individual agreements between the Servicer and each individual REP or other Third Party Collectors, reconcile the amounts collected from REPs and other Third Party Collector in respect of Series 2004-1 Transition Charges with the amount of actual Series 2004-1 Transition Charges collected by the REPs and other Third Party Collectors from Customers. Any overpayments or underpayments made by a REP or other Third Party Collector will be accounted for in accordance with the Financing Order.

              (ii) On or before the last billing cycle of _________ of each year, in accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Weighted Average Days Outstanding and the system-wide charge-off percentage in order to be able to calculate the Series 2004-1 Periodic Billing Requirement for the next True-Up Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

              (iii) The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(b) of the Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer's method of calculating the Series 2004-1 TC Payments estimated to have been received by the Servicer during each Collection Period as set forth in this Annex I. Should these changes to the computerized customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the Series 2004-1 TC Payments estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Series 2004-1 Bondholders. As soon as practicable, and in no event later than sixty Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies of the same.

              (iv) All calculations of collections and each update of the Weighted Average Days Outstanding or system-wide charge off percentage pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (ii) or any change in procedures to clause (iii), in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the date hereof utilizing the initial procedures.

         (f)  Remittances.

              (i) The Issuer shall cause to be established the Series 2004-1 Collection Account in the name of the Indenture Trustee in accordance with the Indenture.

              (ii) The Servicer shall make remittances to the Indenture Trustee for deposit into the Series 2004-1 Collection Account in accordance with Section
6.11 of the Agreement.

              (iii) In the event of any change of account or change of institution affecting the Series 2004-1 Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five Business Days from the effective date of such change.